UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S‑8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DXC TECHNOLOGY COMPANY
(Exact name of registrant as specified in its charter)

Nevada	61‑1800317
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

20408 Bashan Drive, Suite 231
Ashburn, Virginia 20147
(Address, including zip code, of principal executive offices)

DXC TECHNOLOGY COMPANY 2017 NON‑EMPLOYEE DIRECTOR INCENTIVE PLAN
(Full title of the plan)

Matthew Fawcett
Executive Vice President,
General Counsel and Board Secretary
DXC Technology Company
20408 Bashan Drive, Suite 231
Ashburn, Virginia 20147
(703) 972-9700
(Name, address and telephone number, including area code, of agent for service)

Copy to:
A. Peter Harwich
Julia A. Thompson
Latham & Watkins LLP
1271 Avenue of the Americas
New York, NY 10020
(212) 906-1200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non‑accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b‑2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non‑accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY STATEMENT

This Registration Statement on Form S‑8, filed by DXC Technology Company, a Nevada corporation (the “Registrant”), registers an additional 500,000 shares of its Common Stock, par value $0.01 per share, authorized and reserved for issuance under the Registrant’s 2017 Non‑Employee Director Incentive Plan as amended and/or restated from time to time to increase the number of shares available for issuance thereunder by 500,000 shares, effective July 30, 2024 upon approval by the Registrant’s stockholders. Pursuant to General Instruction E to Form S-8, the contents of the earlier registration statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on March 31, 2017 (including the post-effective amendment thereof filed on May 1, 2018) (File No. 333-217053) and November 9, 2020 (File No. 333-249989) are incorporated herein by reference, except to the extent supplemented, amended or superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Company with the Commission are hereby incorporated by reference in this Registration Statement:

•
the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2024, filed with the Commission on May 17, 2024, including the information specifically incorporated by reference into the Company’s Annual Report on Form 10‑K from the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on June 14, 2024;

•	the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2024, filed with the Commission on August 8, 2024;

•	the Company’s Current Reports on Form 8-K and any amendments thereof, filed with the Commission on April 4, 2024 and August 1, 2024; and

•
the description of the Company’s Common Stock contained in the Registration Statement on Form 8-A filed on March 15, 2017, under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date hereof (excluding any documents or portions of such documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8‑K and any exhibits included with such Items), and prior to the filing of a post‑effective amendment that indicates that all the securities offered hereby have been sold or that deregisters the securities offered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference in this Registration Statement will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

4.1
Articles of Incorporation of DXC Technology Company, as filed with the Secretary of State of the State of Nevada on March 31, 2017 (incorporated by reference to Exhibit 3.3 to the Current Report on Form 8‑K filed with the Commission on April 6, 2017) (file no. 001‑38033)

4.2
Amended and Restated Bylaws of DXC Technology Company, effective November 3, 2022 (incorporated by reference to Exhibit 3.2 to DXC Technology Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 (filed November 4, 2022) (file no. 001-38033))

5.1	Opinion of Woodburn and Wedge

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Woodburn and Wedge (contained in Exhibit 5.1)

24.1	Powers of Attorney (included on the signature page of the Registration Statement)

99.1
DXC Technology Company 2017 Non-Employee Director Incentive Plan (Amended and Restated effective August 13, 2020) (incorporated by reference to Appendix D to the Company’s Proxy Statement for the 2020 Annual Meeting of Stockholder on Schedule 14A (filed July 2, 2020) (file no. 001-38033))

99.2
Amendment to the Amended and Restated DXC Technology Company 2017 Non-Employee Director Incentive Plan (effective July 30, 2024) (incorporated by reference to Appendix B to the Company’s Proxy Statement for the 2024 Annual Meeting of Stockholder on Schedule 14A (filed June 14, 2024) (file no. 001-38033))

107	Calculation of Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ashburn, State of Virginia, on the 9th day of August, 2024.

DXC TECHNOLOGY COMPANY

By:	/s/ Matthew Fawcett
Name: Matthew Fawcett
Title: Executive Vice President, General Counsel and Board Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert Del Bene and Matthew Fawcett, and each of them, as his or her true and lawful attorney‑in‑fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement (including post‑effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney‑in‑fact, proxy, and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney‑in‑fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Raul Fernandez	Director, President and Chief Executive Officer (Principal Executive Officer)	August 9, 2024
Raul Fernandez

/s/ Rob Del Bene	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	August 9, 2024
Rob Del Bene

/s/ Christopher A. Voci	Senior Vice President and Corporate Controller (Principal Accounting Officer)	August 9, 2024
Christopher A. Voci

/s/ David L. Herzog	Chairman	August 9, 2024
David L. Herzog

/s/ David A. Barnes	Director	August 9, 2024
David A. Barnes

/s/ Anthony Gonzalez	Director	August 9, 2024
Anthony Gonzalez

/s/ Pinkie Mayfield	Director	August 9, 2024
Pinkie Mayfield

/s/ Karl Racine	Director	August 9, 2024
Karl Racine

/s/ Dawn Rogers	Director	August 9, 2024
Dawn Rogers

Signature	Title	Date

/s/ Carrie Teffner	Director	August 9, 2024
Carrie Teffner

/s/ Akihiko Washington	Director	August 9, 2024
Akihiko Washington

/s/ Robert F. Woods	Director	August 9, 2024
Robert F. Woods